Exhibit 10.1.2

Amendment to Employment Agreement

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of November 8, 2011 (the “Amendment Effective Date”), by and between The Wet Seal, Inc., a Delaware corporation (the “Company”), and Ken Seipel (the “Executive” and, together with the Company, the “Parties”).

Whereas, the Company and Executive entered into that certain Employment Agreement (the “Agreement”) dated as of March 21, 2011, as amended as of August 4, 2011, and

Whereas, the Parties desire to amend Section 3.6 of the Agreement in the manner reflected herein, and

Whereas, the Board of Directors of the Company has approved the amendment of the Agreement in the manner reflected herein,

Now Therefore, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1. Relocation. Section 3.6 of the Agreement is hereby deleted and replaced in its entirety with the following (with all capitalized terms having the meaning originally ascribed thereto in the Agreement):

“3.6 Relocation Expenses. Executive shall relocate Executive’s primary residence to within sixty (60) miles of the Company’s principal offices in Foothill Ranch, California by no later than February 1, 2012. The Company shall reimburse Executive up to $50,000 for reasonable expenses to relocate Executive’s household to the Foothill Ranch, California area by February 1, 2012. In addition, the Company shall reimburse Executive up to $8,000 per month for temporary housing expenses in the Foothill Ranch, California area for up to one hundred twenty (120) days following the Effective Date. Executive shall be required to submit receipts in accordance with Company policy prior to reimbursement.”

2. Counterparts. This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

3. Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Employment Agreement effective as of the Amendment Effective Date.

THE WET SEAL, INC.

By:	/s/ Susan P. McGalla
Name: Susan P. McGalla
Title: Chief Executive Officer

/s/ Ken Seipel
Ken Seipel